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                             CONTRACT SPECIFICATIONS

Contract Number:                      [XX-0123456]

Annuitant:                            [Abraham Lincoln]

Age at Issue:                         [35]

Contract Date:                        [May 1, 2001]

Initial Gross Purchase Payment:       [$50,000]

Maturity Date:                        [May 1, 2056]

Owner(s):                             [Abraham Lincoln]
                                      [Mary Lincoln]

Beneficiary Designation:              [Refer to the Client Information Profile]

Death Benefit on Contract Date:       [Guarantee of Principal Death Benefit]


PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     Minimum Subsequent Gross Purchase Payment Transmitted Electronically: $25

     Minimum Subsequent Gross Purchase Payment Transmitted Other Than
     Electronically: $100

     Minimum Allocation to Any One Variable Subaccount: $20

     Minimum Allocation To The DCA Fixed Account: $1,500


ACCOUNT FEE:

     The Account Fee is $20 per Contract Year. The Account Fee will be deducted on the first Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Account Fee will be deducted upon the surrender. The Account Fee will be deducted from each Variable Subaccount and the DCA Fixed Account on a pro-rata basis. The Account Fee will be waived for any Contract Year in which the Contract Value equals or exceeds $50,000.00 as of the Valuation Date on which the Account Fee would otherwise be deducted. The Account Fee will be waived after 15 Contract Years. The Account Fee will also be waived on and after the Annuity Commencement Date.

SALES CHARGE:

     A Sales Charge will apply to all initial and subsequent Gross Purchase Payments paid into the Contract. This charge is taken as a percentage of the Gross Purchase Payment and is based on the amount of the Owner's Investment at the time of each Gross Purchase Payment. For purposes of determining the Sales Charge associated with this Contract, the following table will be used.

                                                    Sales Charge as a percentage
     Owner's Investment                             of Gross Purchase Payment
     ------------------                             -------------------------

     Less than $25,000                                         5.75%
     $25,000 or greater but less than $50,000                  5.00%
     $50,000 or greater but less than $100,000                 4.50%
     $100,000 or greater but less than $250,000                3.50%
     $250,000 or greater but less than $500,000                2.50%
     $500,000 or greater but less than $750,000                2.00%


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     $750,000 or greater but less than $1,000,000              1.50%
     $1,000,000 or greater                                     1.00%

     The Owner's Investment at any given time is equal to the Contract Value for this Contract plus the amount of the current Gross Purchase Payment made into this Contract.

VARIABLE ACCOUNT:

     The Variable Account for this Contract is the "Lincoln New York Separate Account H for Variable Annuities". There are currently [13] Variable Subaccounts in the Variable Account available to the Owner. The Owner may direct Net Purchase Payments under the Contract to any of the available Variable Subaccounts, subject to limitations. The amounts allocated to each Variable Subaccount will be invested in net asset value in the shares of one of the Funds. The Variable Subaccounts are:

     [Global Discovery Fund]
     [Global Growth Fund]
     [Global Small Capitalization Fund]
     [Growth Fund]
     [International Fund]
     [New World Fund]
     [Blue-Chip Income and Growth Fund]
     [Growth-Income Fund]
     [Asset Allocation Fund]
     [Bond Fund]
     [High-Income Bond Fund]
     [U.S. Govt./AAA-Rated Securities Fund]
     [Cash Management Fund]

     See Section 4.01 for provisions governing any limitations, substitution or elimination of Funds.

DCA FIXED ACCOUNT:

         Minimum Guaranteed Interest Rate:  1.50% for all years

         [INITIAL GUARANTEED PERIOD / INTEREST RATE: [6 MONTHS] / [1.50%]] [INITIAL GUARANTEED PERIOD / INTEREST RATE: [12 MONTHS] / [1.50%]] [INITIAL GUARANTEED PERIOD / INTEREST RATE: [24 MONTHS] / [1.50%]]



VARIABLE ACCOUNT REQUIREMENTS:

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentages shown. If on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

         Death Benefit Option(s):                             Charges:

         - Guarantee of Principal Death Benefit               0.60%
         - Enhanced Guaranteed Minimum Death Benefit          0.72%

     After the Contract Date, the Owner (or a spouse who continues the Contract as the Owner) may change at any time to a Death Benefit Option with a lower charge than the Death Benefit Option in effect, but may never change to a Death Benefit Option with a higher charge (see the Death Benefit Option charges above). If the Death Benefit Option is changed after the Contract Date, the change will be effective as of the Valuation Date the Notice to change the Death Benefit option is received.


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     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE
     ANNUITY COMMENCEMENT DATE:  0.60%

     The daily charge will not exceed the percentage shown.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     LNY reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers: 6 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these six (6) transfers. Transfers in excess of 6 per Contract Year must be authorized by LNY. LNY reserves the right to impose a fee for any transfer in excess of 6 per Contract Year. This fee will not exceed $25.

     Variable Account:

         Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount. Transfers to the DCA Fixed Account are not allowed.

         Minimum Transfer Amount To a Variable Subaccount: $300

     Fixed Account:

         Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300

DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Guarantee of Principal Death Benefit will be the Death Benefit effective as of the Contract Date.

ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:

         For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 1.50%

     Assumed Investment Rate for the Variable Annuity Payment: Between 3.0%
     - 5.0%

     WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 0.60%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS:


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     3.60% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF
     3.0% PER YEAR; OR
     4.60% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR
     5.60% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

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